EXHIBIT 23.1

INDEPENDENT AUDITORS CONSENT

     We consent to the incorporation by reference in this Registration Statement of Vineyard National Bancorp on Form S-3 of our report dated February 14, 2003 incorporated by reference in the Annual Report on Form 10-K of Vineyard National Bancorp for the year ended December 31, 2002.

/s/ Vavrinek, Trine, Day & Co., LLP

Vavrinek, Trine, Day & Co., LLP

Rancho Cucamonga, California
April 2, 2003